Exhibit 23.1

Board of Directors

Anpath Group, Inc. (fka Telecomm Sales Network, Inc.)

Mooresville, NC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 20, 2007, on the financial statements of Anpath Group, Inc. as of March 31, 2007 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A 4 Registration Statement filed with the Securities and Exchange Commission.

October 23, 2007	/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington